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                                                                    EXHIBIT 16.0

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                                                  INSCI Corp

                                                  SCHEDULE II
                                       VALUATION AND QUALIFYING ACCOUNTS

                                   YEARS ENDED MARCH 31, 1997, 1996 AND 1995

COLUMN A                                    COLUMN B          COLUMN C          COLUMN D           COLUMN E
--------                                    --------          --------          --------           --------
                                                              ADDITIONS
                                            BALANCE AT        CHARGED TO                           BALANCE AT
                                            BEGINNING          COST AND         DEDUCTIONS           END OF
DESCRIPTION                                  OF YEAR           EXPENSES          DESCRIBE             YEAR
--------                                    ----------        ----------        ----------         -----------
ALLOWANCE FOR DOUBTFUL ACCOUNTS
  Year ended March 31, 1995.........        $  239,000        $        -       $  (139,000) (a)    $   100,000
  Year ended March 31, 1996.........           100,000                 -                 -             100,000
  Year ended March 31, 1997.........           100,000                 -                 -             100,000


RESERVE FOR RETURNS AND ALLOWANCES
  Year ended March 31, 1995.........        $        -        $   50,000 (b)   $         -         $    50,000
  Year ended March 31, 1996.........            50,000            73,120 (c)       (50,000) (d)         73,120
  Year ended March 31, 1997.........            73,120                 -           (73,120) (e)              -

ALLOWANCE FOR LOSS ON LOAN
  Year ended March 31, 1995.........        $        -        $  150,000 (f)   $         -         $   150,000
  Year ended March 31, 1996.........           150,000                 -            (6,381) (g)        143,619
  Year ended March 31, 1997.........           143,619                 -           (55,860) (g)         87,759

ACCUMULATION AMORTIZATION OF
CAPITALIZED SOFTWARE DEVELOPMENT
COST
  Year ended March 31, 1995.........        $1,248,000        $  218,000       $(1,182,000) (h)    $   284,000
  Year ended March 31, 1996.........           284,000           718,000          (466,000) (h)        536,000
  Year ended March 31, 1997.........           536,000           586,695                 -           1,122,695

ACCUMULATION AMORTIZATION OF
PURCHASED SOFTWARE COSTS
  Year ended March 31, 1995.........        $        -        $        -        $        -         $         -
  Year ended March 31, 1996.........                 -            42,000                 -         $    42,000
  Year ended March 31, 1997.........            42,000           341,867                 -             383,867

(a)  Includes $8,000 written off, $50,000 reclassified to reserve for returns and allowances and an $81,000 reversal of previous additions.
(b)  Includes $50,000 reclassified from allowance for doubtful accounts.
(c)  Includes $73,120 to establish reserve for possible allowances.
(d)  Includes $50,000 reversal of previous additions.
(e)  Includes $73,120 reversal of previous additions.
(f)  Includes $150,000 to reserve for probable loss on loan to officer.
(g)  Reflects the paydown of officer's loan.
(h)  Reflects the removal of fully amortized capitalized software no longer in use.
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